Letterhead of Bogle & Gates                     Exhibit 5.1
                                                -----------

                                                January 11, 1996

Advanced Technology Laboratories, Inc.
22100 Bothell Everett Highway
Bothell, WA 98041-3003

Gentlemen and Ladies:


     We are delivering this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") of Advanced Technology Laboratories,Inc., a Washington corporation (the "Company"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") with respect to an aggregate of 213,428 shares, $0.01 par value per share, of common stock of the Company (the "Shares"), issuable upon conversion of the convertible subordinated notes described in the Registration Statement (the "Notes"), to be resold by certain selling shareholders named therein (the "Selling Shareholders").

     We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization and issuance of the Shares, and have made such investigations of law, as we have deemed necessary and advisable.

     Based upon the foregoing and having due regard for such legal questions as we have deemed relevant, we are of the opinion that:

     The shares, when issued in accordance with the terms of the Notes, constituted or will constitute validly issued, fully paid and nonassessable shares of common stock of the Company.

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Advanced Technology Laboratories, Inc.
January 11, 1996
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     We hereby consent to the filing of this opinion as an
exhibit to the Registration Statement referred to above, and to the reference to our firm in the Prospectus constituting a part of the Registration Statement.

                                    Very truly yours,


                                    /s/Bogle & Gates P.L.L.C.